EXHIBIT 99.1
PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancshares, Inc. Announces First Quarter 2010
Earnings and Dividend Declaration
Warren, Pennsylvania — April 21, 2010
     Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2010 of $13.2 million, or $0.12 per diluted share. This represents an increase of $851,000 over the same quarter last year when net income was $12.3 million, or $0.11 per diluted share, and an increase of $12.2 million over the quarter ended December 31, 2009 when net income was $1.0 million, or $0.01 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 4.05% and 0.65% compared to 7.93% and 0.70% for the same quarter last year and 0.46% and 0.05% for the quarter ended December 31, 2009.
     The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share payable on May 13, 2010, to shareholders of record as of May 1, 2010. This represents the 62nd consecutive quarter in which the Company has paid a cash dividend.
     In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report solid core earnings in our first period as a fully-public company following the completion of our second-step conversion on December 18, 2009. The proceeds we received from the offering assisted in improving net interest income in the current quarter while also enhancing the strength of our capital position during a time of continued economic uncertainty. In our ongoing efforts to enhance profitability, management is focused on using the offering proceeds to significantly increase our loan portfolio while using the new capital to grow all areas of our franchise both organically and through acquisition.”
     Net interest income increased by $2.2 million, or 3.9%, to $60.0 million for the quarter ended March 31, 2010, from $57.8 million for the quarter ended March 31, 2009. The increase in net interest income was primarily a result of decreases in interest expense on both deposits and borrowings, partially offset by a decrease in interest income on investment securities. Interest income on loans receivable remained unchanged from the same quarter last year. Interest expense on deposits decreased by

$3.2 million, or 13.1%, to $21.4 million as a result of a change in the mix of deposits as lower-cost transaction accounts grew more rapidly than other types of deposits.
     The provision for loan losses increased by $3.0 million, or 52.2%, to $8.8 million for the quarter ended March 31, 2010, from $5.8 million for the quarter ended March 31, 2009. This increase is primarily due to weakness in general economic conditions and its impact on loan charge-offs. Net charge-offs for the quarter ended March 31, 2010 were $4.4 million, or 0.33% of average loans on an annualized basis, compared to $3.2 million, or 0.25% of average loans on an annualized basis, for the quarter ended March 31, 2009. The Company also emphasized that its level of provision for loan losses in excess of net charge-offs has resulted in an increase in the allowance for loan losses which are reserves established to absorb losses inherent in the loan portfolio. As of March 31, 2010, the allowance for loan losses was $74.8 million, or 1.38% of total loans, compared to $57.5 million, or 1.11% of total loans, as of March 31, 2009. Nonperforming loans were $117.2 million as of March 31, 2010, compared to $105.5 million as of March 31, 2009.
     Noninterest income increased by $6.3 million, or 64.5%, to $15.9 million for the quarter ended March 31, 2010, from $9.6 million for the quarter ended March 31, 2009 with most of this change attributable to two events. In the current year, the Company sold approximately $55.0 million of Fannie Mae zero coupon bonds, realizing a gain of $2.1 million and in the prior year, the Company wrote down a foreclosed property in the amount of $3.9 million. Almost all other major components of noninterest income increased from the previous year. Core service charges and fees increased by $1.0 million, or 13.1%, to $8.9 million. Trust and other financial services income increased by $485,000, or 36.0%, to $1.8 million. Insurance commission income of $1.1 million more than doubled from the prior year due to the January 2, 2010 acquisition of Veracity Benefits Design, Inc., an employee benefits firm specializing in services to employer and employee groups, offering group medical, dental, life, accidental death and dismemberment, long term disability, travel accident, and vision insurance plans.
     Noninterest expense increased by $4.3 million, or 9.8%, to $48.6 million for the quarter ended March 31, 2010, from $44.3 million in the prior year. This increase is primarily a result of increases in compensation and employee benefits, marketing expenses and other expenses. Compensation and employee benefits expenses increased by $2.0 million, or 8.1%, to $25.9 million. This increase is primarily attributable to an increase in health insurance expense and the expense of the employee stock ownership plan. In conjunction with the second-step common stock offering completed during December 2009, the Company purchased approximately $28.9 million of common stock for its employee stock ownership plan, which is anticipated to be distributed to employees over 20 years. Marketing expenses increased by $514,000, or 55.3%, to $1.4 million as the Company continued a major campaign focused on the acquisition of checking account relationships.

     Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc., through its subsidiary Northwest Savings Bank, currently operates 171 community banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services. The Company also operates 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company. Northwest Bancshares, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.
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Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(Unaudited)
	March 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$66,351	69,265
Interest-earning deposits in other financial institutions	868,361	1,037,893
Federal funds sold and other short-term investments	683	632
Marketable securities available-for-sale (amortized cost of $901,441 and $1,059,177)	911,231	1,067,089
Marketable securities held-to-maturity (fair value of $275,114 and $0)	275,956	—

Total cash, interest-earning deposits and marketable securities	2,122,582	2,174,879

Loans held for sale	181	1,164
Mortgage loans — one- to four- family	2,392,899	2,334,538
Home equity loans and lines of credit	1,073,925	1,067,584
Consumer loans	282,631	286,292
Commercial real estate loans	1,288,584	1,238,217
Commercial business loans	385,455	371,670

Total loans receivable	5,423,675	5,299,465
Allowance for loan losses	(74,836)	(70,403)

Loans receivable, net	5,348,839	5,229,062

Federal Home Loan Bank stock, at cost	63,242	63,242
Accrued interest receivable	27,209	25,780
Real estate owned, net	22,182	20,257
Premises and Equipment, net	123,274	124,316
Bank owned life insurance	129,436	128,270
Goodwill	171,682	171,363
Other intangible assets	5,900	4,678
Other assets	70,284	83,451

Total assets	$8,084,630	8,025,298

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$514,487	487,036
Interest-bearing demand deposits	773,613	768,110
Savings deposits	1,881,216	1,744,537
Time deposits	2,524,132	2,624,741

Total deposits	5,693,448	5,624,424
Borrowed funds	903,905	897,326
Advances by borrowers for taxes and insurance	25,033	22,034
Accrued interest payable	4,559	4,493
Other liabilities	52,511	57,412
Junior subordinated debentures	103,094	103,094

Total liabilities	6,782,550	6,708,783

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 110,680,962 shares and 110,641,858 shares issued, respectively	1,107	1,106
Paid-in-capital	828,623	828,195
Retained earnings	510,932	508,842
Unallocated common stock of Employee Stock Ownership Plan	(28,851)	(11,651)
Accumulated other comprehensive loss	(9,731)	(9,977)

Total shareholders’ equity	1,302,080	1,316,515

Total liabilities and shareholders’ equity	$8,084,630	8,025,298

Equity to assets	16.11%	16.40%
Tangible common equity to assets	14.22%	14.53%
Book value per share	$11.76	$11.90
Tangible book value per share	$10.16	$10.31
Closing market price per share	$11.73	$11.27
Full time equivalent employees	1,869	1,867
Number of banking offices	171	171

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income — Unaudited
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,			December 31,
	2010	2009		2009
Interest income:
Loans receivable	80,746	80,708		80,322
Mortgage-backed securities	6,145	7,405		6,405
Taxable investment securities	998	1,546		1,246
Tax-free investment securities	2,684	2,932		2,678
Interest-earning deposits	565	39		226

Total interest income	91,138	92,630		90,877

Interest expense:
Deposits	21,404	24,637		22,839
Borrowed funds	9,700	10,189		9,994

Total interest expense	31,104	34,826		32,833

Net interest income	60,034	57,804		58,044
Provision for loan losses	8,801	5,781		14,500

Net interest income after provision for loan losses	51,233	52,023		43,544

Noninterest income:
Impairment losses on securities	(437)	—		(5,920)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	340	—		5,004

Net impairment losses	(97)	—		(916)
Gain on sale of investments, net	2,083	42		26
Service charges and fees	8,902	7,871		9,343
Trust and other financial services income	1,833	1,348		1,958
Insurance commission income	1,142	549		619
Gain/ (loss) on real estate owned, net	(24)	(3,879)		(120)
Income from bank owned life insurance	1,166	1,187		1,195
Mortgage banking (loss)/ income	(8)	1,814		992
Gain on bargain purchase of Keystone State Savings Bank	—	—		3,503
Other operating income	860	705		695

Total noninterest income	15,857	9,637		17,295

Noninterest expense:
Compensation and employee benefits	25,856	23,926		25,637
Premises and occupancy costs	6,002	5,978		5,442
Office operations	3,237	3,013		3,372
Processing expenses	5,696	5,308		5,829
Marketing expenses	1,443	929		4,106
Federal deposit insurance premiums	2,148	1,890		2,148
Professional services	728	641		691
Amortization of intangible assets	782	844		649
Real estate owned expense	899	433		691
Contribution to charitable foundation	—	—		13,822
Other expense	1,813	1,304		1,850

Total noninterest expense	48,604	44,266		64,237

Income/ (loss) before income taxes	18,486	17,394		(3,398)
Income tax expense/ (benefit)	5,333	5,092		(4,404)

Net income	13,153	12,302		1,006

Basic earnings per share	$0.12	$0.11	*	$0.01

Diluted earnings per share	$0.12	$0.11	*	$0.01

Annualized return on average equity	4.05%	7.93%		0.46%
Annualized return on average assets	0.65%	0.70%		0.05%

Basic common shares outstanding	108,378,245	108,926,647	*	109,286,606
Diluted common shares outstanding	109,052,039	109,180,800	*	109,820,238

*	- Adjusted for 2.25 to 1 exchange ratio.

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data — unaudited
(Dollars in thousands)

	Three months ended		Year ended
	March 31,		December 31,
	2010	2009	2009	2008
Allowance for loan losses
Beginning balance	$70,403	54,929	54,929	41,784
Provision	8,801	5,781	41,847	22,851
Charge-offs mortgage	(625)	(325)	(1,437)	(1,513)
Charge-offs consumer	(1,911)	(1,488)	(7,045)	(6,607)
Charge-offs commercial	(2,334)	(1,691)	(19,334)	(3,490)
Recoveries	502 #	281	1,443	1,904

Ending balance	$74,836	57,487	70,403	54,929

Net charge-offs to average loans, annualized	0.33%	0.25%	0.51%	0.19%

	March 31,		December 31,
	2010	2009	2009	2008
Nonperforming loans	$117,239	105,533	124,626	99,203
Real estate owned, net	22,182	13,848	20,257	16,844

Nonperforming assets	$139,421	119,381	144,883	116,047

Nonperforming loans to total loans	2.16%	2.05%	2.35%	1.91%

Nonperforming assets to total assets	1.72%	1.70%	1.81%	1.67%

Allowance for loan losses to total loans	1.38%	1.11%	1.33%	1.06%

Allowance for loan losses to nonperforming loans	63.83%	54.47%	56.49%	55.37%

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data — unaudited
(Dollars in thousands)
Loans past due schedule
     (Number of loans and dollar amount of loans)

	March 31,			December 31,
	2010		*	2009		*	2008		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	360	$29,720	1.2%	350	$27,998	1.2%	392	$32,988	1.3%
Consumer loans	760	8,509	0.6%	1,100	11,226	0.8%	1,157	11,295	0.9%
Multifamily and commercial RE loans	89	25,273	2.0%	85	16,152	1.3%	99	18,901	1.8%
Commercial business loans	57	10,456	2.7%	48	3,293	0.9%	86	7,700	2.2%

Total loans past due 30 days to 59 days	1,266	$73,958	1.4%	1,583	$58,669	1.1%	1,734	$70,884	1.4%

Loans past due 60 days to 89 days:
One- to four- family residential loans	35	$2,614	0.1%	85	$6,772	0.3%	101	$7,599	0.3%
Consumer loans	333	3,641	0.3%	392	3,029	0.2%	379	2,836	0.2%
Multifamily and commercial RE loans	27	3,622	0.3%	35	5,811	0.5%	54	8,432	0.8%
Commercial business loans	29	2,536	0.7%	26	2,474	0.7%	45	3,801	1.1%

Total loans past due 60 days to 89 days	424	$12,413	0.2%	538	$18,086	0.3%	579	$22,668	0.4%

Loans past due 90 days or more:
One- to four- family residential loans	248	$26,432	1.1%	279	$29,373	1.3%	223	$20,435	0.8%
Consumer loans	779	13,638	1.0%	727	12,544	0.9%	687	9,756	0.7%
Multifamily and commercial RE loans	201	45,764	3.6%	199	49,594	4.0%	155	43,828	4.1%
Commercial business loans	133	20,159	5.2%	124	18,269	4.9%	114	25,184	7.1%

Total loans past due 90 days or more	1,361	$105,993	2.0%	1,329	$109,780	2.1%	1,179	$99,203	1.9%

*	- Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of March 31, 2010 — unaudited:
(Dollars in thousands)
Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)
Pennsylvania	$1,970,370	82.3%	1,185,846	87.4%	1,119,556	66.9%	4,275,772	78.7%
New York	138,091	5.8%	100,271	7.4%	310,315	18.5%	548,677	10.1%
Ohio	26,184	1.1%	17,318	1.3%	43,873	2.6%	87,375	1.6%
Maryland	230,143	9.6%	38,154	2.8%	154,355	9.2%	422,652	7.8%
Florida	28,292	1.2%	14,967	1.1%	45,940	2.7%	89,199	1.6%

Total	$2,393,080	100.0%	1,356,556	100.0%	1,674,039	100.0%	5,423,675	100.0%

(1)	-	Percentage of total mortgage loans

(2)	-	Percentage of total consumer loans

(3)	-	Percentage of total commercial loans

(4)	-	Percentage of total loans
Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)
Pennsylvania	$18,276	0.9%	10,471	0.9%	45,741	4.1%	74,488	1.7%
New York	355	0.3%	219	0.2%	903	0.3%	1,477	0.3%
Ohio	196	0.7%	99	0.6%	502	1.1%	797	0.9%
Maryland	595	0.3%	1,299	3.4%	11,678	7.6%	13,572	3.2%
Florida	7,010	24.8%	1,550	10.4%	7,099	15.5%	15,659	17.6%

Total	$26,432	1.1%	13,638	1.0%	65,923	3.9%	105,993	2.0%

(5)	-	Percentage of mortgage loans in that geographic area

(6)	-	Percentage of consumer loans in that geographic area

(7)	-	Percentage of commercial loans in that geographic area

(8)	-	Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data — unaudited
(Dollars in thousands)
Marketable securities available-for-sale as of March 31, 2010:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$74	—	(1)	73

Debt issued by government sponsored enterprises:
Due in one year — five years	1,980	142	—	2,122
Due in five years — ten years	8,572	120	—	8,692
Due after ten years	1,216	5	(5)	1,216

Equity securities	1,054	208	(112)	1,150

Municipal securities:
Due in one year — five years	1,866	59	—	1,925
Due in five years — ten years	37,295	1,103	—	38,398
Due after ten years	187,570	2,420	(1,915)	188,075

Corporate trust preferred securities:
Due in one year — five years	500	—	—	500
Due after ten years	26,783	218	(8,189)	18,812

Mortgage-backed securities:
Fixed rate pass-through	134,331	6,817	(26)	141,122
Variable rate pass-through	218,684	7,089	(68)	225,705
Fixed rate non-agency CMO	17,910	61	(1,770)	16,201
Fixed rate agency CMO	17,730	1,048	—	18,778
Variable rate non-agency CMO	8,182	—	(919)	7,263
Variable rate agency CMO	237,694	3,648	(143)	241,199

Total mortgage-backed securities	634,531	18,663	(2,926)	650,268

Total marketable securities available-for-sale	$901,441	22,938	(13,148)	911,231

Marketable securities held-to-maturity as of March 31, 2010:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by government sponsored enterprises:
Due in one year — five years	$80,905	14	(83)	80,836

Municipal securities:
Due after ten years	32,085	65	(84)	32,066

Mortgage-backed securities:
Fixed rate pass-through	15,147	—	(42)	15,105
Variable rate pass-through	10,149	—	(98)	10,051
Fixed rate agency CMO	99,192	—	(955)	98,237
Variable rate agency CMO	38,478	341	—	38,819

Total mortgage-backed securities	162,966	341	(1,095)	162,212

Total marketable securities available-for-sale	$275,956	420	(1,262)	275,114

Issuers of mortgage-backed securities as of March 31, 2010:
Fannie Mae	$331,145	7,897	(635)	338,407
Ginnie Mae	164,911	2,252	(632)	166,531
Freddie Mac	274,579	8,794	(61)	283,312
Non-agency	26,862	61	(2,693)	24,230

Total	$797,497	19,004	(4,021)	812,480

Average Balance Sheet — unaudited
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended March 31,
	2010				2009
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,346,962		81,111	6.11%	5,208,603		81,128	6.26%
Mortgage-backed securities (c)	736,904		6,145	3.34%	738,132		7,405	4.01%
Investment securities (c) (d)	359,097		5,127	5.71%	386,097		6,057	6.28%
FHLB stock	63,242		—	—	63,143		—	—
Other interest-earning deposits	946,695		565	0.24%	76,937		39	0.20%

Total interest-earning assets	7,452,900		92,948	5.02%	6,472,912		94,629	5.87%

Noninterest earning assets (e)	597,320				515,476

Total assets	$8,050,220				6,988,388

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$960,034		2,034	0.86%	790,467		1,453	0.75%
Interest-bearing demand accounts	752,109		398	0.21%	709,351		806	0.46%
Money market accounts	840,727		1,836	0.89%	704,752		2,523	1.45%
Certificate accounts	2,582,782		17,136	2.69%	2,469,283		19,855	3.26%
Borrowed funds (f)	900,740		8,295	3.73%	1,043,501		8,699	3.38%
Junior subordinated debentures	103,094		1,405	5.45%	108,249		1,490	5.51%

Total interest-bearing liabilities	6,139,486		31,104	2.05%	5,825,603		34,826	2.42%
Noninterest bearing liabilities	611,279				541,899

Total liabilities	6,750,765				6,367,502
Shareholders’ equity	1,299,455				620,886

Total liabilities and shareholders’ equity	$8,050,220				6,988,388

Net interest income/ Interest rate spread			61,844	2.97%			59,803	3.45%

Net interest-earning assets/ Net interest margin	$1,313,414			3.32%	647,309			3.71%

Ratio of interest-earning assets to interest-bearing liabilities	1.21	X			1.11	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet — unaudited
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended March 31,				Three months ended December 31,
	2010				2009
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,346,962		81,111	6.11%	5,242,823		80,160	6.13%
Mortgage-backed securities (c)	736,904		6,145	3.34%	744,755		6,405	3.44%
Investment securities (c) (d)	359,097		5,127	5.71%	349,309		5,365	6.14%
FHLB stock	63,242		—	—	63,216		—	—
Other interest-earning deposits	946,695		565	0.24%	477,269		226	0.19%

Total interest-earning assets	7,452,900		92,948	5.02%	6,877,372		92,156	5.37%

Noninterest earning assets (e)	597,320				669,511

Total assets	$8,050,220				7,546,883

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$960,034		2,034	0.86%	934,213		1,852	0.79%
Interest-bearing demand accounts	752,109		398	0.21%	755,158		434	0.23%
Money market accounts	840,727		1,836	0.89%	805,347		1,768	0.87%
Certificate accounts	2,582,782		17,136	2.69%	2,604,329		18,785	2.86%
Borrowed funds (f)	900,740		8,295	3.73%	899,711		8,558	3.77%
Junior subordinated debentures	103,094		1,405	5.45%	103,094		1,436	5.45%

Total interest-bearing liabilities	6,139,486		31,104	2.05%	6,101,852		32,833	2.13%

Noninterest bearing liabilities	611,279				569,269

Total liabilities	6,750,765				6,671,121

Shareholders’ equity	1,299,455				875,762

Total liabilities and shareholders’ equity	$8,050,220				7,546,883

Net interest income/ Interest rate spread			61,844	2.97%			59,323	3.24%

Net interest-earning assets/ Net interest margin	$1,313,414			3.32%	775,520			3.45%

Ratio of interest-earning assets to interest-bearing liabilities	1.21	X			1.13	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.